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                                                                   EXHIBIT 23.1

                     INDEPENDENT AUDITORS' CONSENT ON REPORT

The Board of Directors and Stockholders of
ARIAD Pharmaceuticals, Inc.:

We consent to the incorporation by reference in this Form S-3 Post-Effective Amendment No. 1 to Registration Statement No. 33-76414 of ARIAD Pharmaceuticals, Inc. on Form S-1 of our report dated January 19, 1996, appearing in the Annual Report on Form 10-K of ARIAD Pharmaceuticals, Inc. for the year ended December 31, 1995, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.



DELOITTE & TOUCHE LLP
Boston, Massachusetts
January 28, 1997